Exhibit 99.1

Advent Software Reports Third Quarter 2012 Results

Company Achieves Record Quarterly Revenue of $90 Million and

Third Quarter Non-GAAP Operating Margin of Over 23%

SAN FRANCISCO — October 30, 2012 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the third quarter ended September 30, 2012.

“Advent is pleased to report solid financial results for the third quarter, which included strong quarterly revenues, healthy operating cash flows, and over 23% non-GAAP operating margin,” said Pete Hess, Chief Executive Officer of Advent.  “While there have been some headwinds in the market, these results demonstrate the resiliency of our business model.  We are excited to have added prestigious clients in the quarter and our competitive position remains very strong.”

THIRD QUARTER 2012 RESULTS

GAAP Results for Continuing Operations

The Company reported quarterly revenue of $90.2 million for the third quarter of 2012, compared to $84.6 million in the third quarter of 2011, a 7% increase.

Operating income for the third quarter of 2012 was $12.6 million, or 14% of revenue, compared to $10.6 million or 13% of revenue for the third quarter of 2011.

Net income for the third quarter of 2012 was $7.7 million compared to $6.8 million in the third quarter of 2011.

On a fully diluted basis, earnings per share in the third quarter of 2012 were $0.15, up $0.02 when compared to the third quarter of 2011.

Operating cash flows in the third quarter of 2012 totaled $25.3 million, compared with $23.8 million in the third quarter of 2011. Cash, cash equivalents and marketable securities totaled $143.5 million as of September 30, 2012, compared to $136.4 million as of December 31, 2011.

The Company repurchased approximately 639,000 shares of its common stock in the third quarter of 2012 for total cash outlays of $15.2 million at an average price of $23.71 per share.

Total deferred revenue as of September 30, 2012 was $162.4 million, compared to $174.9 million as of December 31, 2011.

Non-GAAP Results for Continuing Operations

Non-GAAP operating income for the third quarter of 2012 was $20.8 million, or 23% of revenue. This represents a 13% increase compared to $18.5 million of non-GAAP operating income, or 22% of revenue, in the third quarter of 2011.  On a fully diluted basis, non-GAAP earnings per share were $0.26 in the third quarter of 2012 and represent a 17% increase from non-GAAP diluted earnings per share of $0.22 in the third quarter of 2011.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

THIRD QUARTER HIGHLIGHTS

•                  Third Quarter Bookings:  The Annual Contract Value (ACV) of our new contract bookings in the third quarter of 2012 will contribute $7.1 million in annual revenue once the contracts are fully implemented.  New clients represented a broad cross-section of the investment management industry, from hedge funds and asset managers to family offices, fund administrators and the growing advisory market.  New clients included BTG Pactual, the largest independent investment bank in Latin America, Tiedeman Trust Company, Stephens Inc., Clarfeld Financial Advisors, Clariden Leu, a Swiss private bank based in Zurich, and Rand Merchant Bank, a leading African investment bank headquartered in South Africa.  In the third quarter, Advent also signed its first hedge fund client in mainland China.

•                  Enhanced Functionality Across Product Lines:  Advent hosted our annual client conference in September during which a number of product announcements were made across the platforms, including: the availability of a multi-custodial rebalancing solution and an alternative investments solution within the Black Diamond platform; the launch of the new Interest Rate Swaps (IRS) functionality for the Syncova® product; the launch of Geneva® 9.0 which includes integrated solutions targeted at new market segments, and the beta release of major enhancements to the cloud-enabled, end-to-end platform for asset management*.

•                  Industry Recognition and Award-Winning Solutions:  Advent was awarded “Best Portfolio Management System Provider” in Waters Magazine’s annual readers’ choice rankings.  Advent Portfolio Exchange® (APX) — Advent’s end-to-end portfolio management solution for asset and wealth management — was named “Best in Class” in the CEB TowerGroup Portfolio Management Systems Technology Analysis in all four technology categories assessed: Portfolio Tools, Advisory Experience, Workflow Management and Enterprise Support.  APX was also awarded “Excellence in Performance Measurement” by the FSO Knowledge Xchange.

FINANCIAL GUIDANCE

Advent updates the following financial guidance for the fourth quarter and fiscal year 2012:

Guidance	Q4 2012	FY 2012
Total Revenue ($M)	$89-$93	$356-$360
YoY Revenue Growth	4% - 8%	9% - 10%
GAAP Operating Margin	n/a	13.0% - 13.2%
Amortization of Intangibles (% of revenue)	n/a	3%
Stock Compensation Expense (% of revenue)	n/a	6%
Restructuring Charge (% of revenue)	n/a	1%
Non-GAAP Operating Margin	n/a	23.0% - 23.2%
Operating Cash Flow ($M)	n/a	$83-$86
Capital Expenditures ($M)	n/a	$11-$13
Growth of Weighted Average Shares Outstanding, excluding any share repurchases	n/a	0.25%-0.75% per quarter
Effective Tax Rate (GAAP)	n/a	35% - 40%
Effective Tax Rate (non-GAAP)	n/a	35%

INVESTOR CALL

Advent Software, Inc. will host its third quarter 2012 earnings conference call at 5:00 p.m. Eastern time today.  The third quarter 2012 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial (888) 895-5479 and request conference ID #33664446.  Telephone replay will be available through midnight November 6, 2012.  The replay number for domestic callers is (888) 843-7419, and for international callers is (630) 652-3042, with the conference ID of #33664446.

The conference call will also be webcast live and then archived on http://investor.advent.com.

* Advent’s platform for asset management offers Advent Portfolio Exchange® (APX), Moxy®, Advent Rules Manager®, Advent Revenue Center®, Advent® General Ledger Exchange (Advent® GLX), Advent Tradex®, Advent Corporate Actions® (ACA), and Advent Custodial Data® (ACD) for clients to select among in order to support key workflows and data across the entire investment process.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a global firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in more than 60 countries use Advent technology.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected Continuing Operations’ GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance, and statements regarding our organizational structure, operating efficiencies, margin expansion and market opportunities, and any other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our Advent Portfolio Exchange®, Geneva®, and Moxy® products; the successful development, release and market acceptance of new products, services and enhancements; uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements; difficulties in achieving organizational objectives and integrating merged businesses, such as Syncova Solutions Ltd and Black Diamond Performance Reporting LLC, and achieving expected synergies and results; and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2011 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT

Media Contact:
Amanda Diamondstein-Cieplinska
Advent Software, Inc.
(415) 645-1668
adiamond@advent.com

Investor Relations Contact:
Meg Pardo
Advent Software, Inc.
(415) 645-1584
mpardo@advent.com

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	September 30	December 31
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$50,682	$65,525
Short-term marketable securities	92,776	69,908
Accounts receivable, net	53,775	62,125
Deferred taxes, current	16,306	16,294
Prepaid expenses and other	23,299	23,660
Total current assets	236,838	237,512
Property and equipment, net	39,263	42,301
Goodwill	206,335	204,621
Other intangibles, net	41,523	49,521
Long-term marketable securities	—	917
Deferred taxes, long-term	26,389	30,751
Other assets	12,574	15,927
Noncurrent assets of discontinued operation	2,006	2,006

Total assets	$564,928	$583,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,492	$10,558
Accrued liabilities	31,787	40,029
Deferred revenues	154,201	166,945
Income taxes payable	5,303	2,972
Short-term debt	5,000	5,000
Current liabilities of discontinued operation	591	488
Total current liabilities	205,374	225,992
Deferred revenues, long-term	8,183	7,926
Long-term debt	41,250	45,000
Other long-term liabilities	17,049	16,944
Noncurrent liabilities of discontinued operation	3,704	4,633

Total liabilities	275,560	300,495

Stockholders’ equity:
Common stock	502	510
Additional paid-in capital	441,721	429,734
Accumulated deficit	(162,243)	(154,053)
Accumulated other comprehensive income	9,388	6,870
Total stockholders’ equity	289,368	283,061

Total liabilities and stockholders’ equity	$564,928	$583,556

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Net revenues:
Recurring revenues	$81,090	$74,951	$240,752	$213,726
Non-recurring revenues	9,084	9,615	26,050	26,237

Total net revenues	90,174	84,566	266,802	239,963

Cost of revenues (1):
Recurring revenues	17,216	15,727	51,962	45,618
Non-recurring revenues	13,011	12,520	33,615	29,670
Amortization of developed technology	2,586	2,588	7,700	6,265

Total cost of revenues	32,813	30,835	93,277	81,553

Gross margin	57,361	53,731	173,525	158,410

Operating expenses (1):
Sales and marketing	17,965	18,444	56,122	55,311
Product development	17,077	14,387	50,377	41,496
General and administrative	8,752	9,307	27,619	27,136
Amortization of other intangibles	955	960	2,867	1,851
Restructuring (benefit) charges	(17)	57	53	131

Total operating expenses	44,732	43,155	137,038	125,925

Income from continuing operations	12,629	10,576	36,487	32,485
Interest and other income (expense), net	(130)	(815)	(1,105)	(837)

Income from continuing operations before income taxes	12,499	9,761	35,382	31,648
Provision for income taxes	4,812	2,935	13,181	9,848

Net income from continuing operations	$7,687	$6,826	$22,201	$21,800

Discontinued operation:
Net income (loss) from discontinued operation (net of applicable taxes of $(13), $(17), $134, and $1,311, respectively)	11	(27)	233	1,773

Net income	$7,698	$6,799	$22,434	$23,573

Basic net income per share (2):
Continuing operations	$0.15	$0.13	$0.44	$0.42
Discontinued operation	0.00	0.00	0.00	0.03
Total operations	$0.15	$0.13	$0.44	$0.45

Diluted net income per share (2):
Continuing operations	$0.15	$0.13	$0.42	$0.40
Discontinued operation	0.00	0.00	0.00	0.03
Total operations	$0.15	$0.13	$0.43	$0.43

Weighted average shares used to compute net income per share:
Basic	50,401	51,625	50,722	52,114
Diluted	52,248	53,625	52,764	54,590

(1) Includes stock-based employee compensation expense as follows:

Cost of recurring revenues	$615	$528	$1,810	$1,535
Cost of non-recurring revenues	331	381	926	973
Total cost of revenues	946	909	2,736	2,508

Sales and marketing	1,877	1,757	5,263	4,726
Product development	1,440	1,377	4,338	3,798
General and administrative	1,108	1,022	3,007	3,135
Total operating expenses	4,425	4,156	12,608	11,659

Total stock-based employee compensation expense	$5,371	$5,065	$15,344	$14,167

(2) Net income per share is based on actual calculated values and totals may not sum due to rounding.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(GAAP, Unaudited)

	Nine Months Ended September 30
	2012	2011
Cash flows from operating activities:
Net income	$22,434	$23,573
Adjustment to net income for discontinued operation	(233)	(1,773)
Net income from continuing operations	$22,201	$21,800

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	15,344	14,167
Excess tax benefit from stock-based compensation	(4,693)	(4,195)
Depreciation and amortization	19,372	16,254
Amortization of debt issuance costs	285	—
Provision for doubtful accounts	209	159
Provision for (reduction of) sales returns	1,019	(212)
Non-cash impairment loss	—	500
Deferred income taxes	4,043	(395)
Other	(521)	39
Effect of statement of operations adjustments	35,058	26,317
Changes in operating assets and liabilities:
Accounts receivable	8,062	(4,669)
Prepaid and other assets	4,137	(1,141)
Accounts payable	(2,066)	3,261
Accrued liabilities	(7,137)	(4,552)
Deferred revenues	(13,506)	5,987
Income taxes payable	7,024	8,607
Effect of changes in operating assets and liabilities	(3,486)	7,493

Net cash provided by operating activities from continuing operations	53,773	55,610

Cash flows from investing activities:
Cash used in acquisitions, net of cash acquired	(700)	(97,092)
Purchases of property and equipment	(5,383)	(7,679)
Capitalized software development costs	(1,942)	(2,280)
Purchases of marketable securities	(91,926)	(38,907)
Sales and maturities of marketable securities	69,600	85,432

Net cash used in investing activities from continuing operations	(30,351)	(60,526)

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	4,211	5,482
Withholding taxes related to equity award net share settlement	(5,257)	(5,111)
Proceeds from common stock issued under the employee stock purchase plan	3,448	3,146
Repurchase of common stock	(41,275)	(51,582)
Repayment of debt	(3,750)	—
Excess tax benefits from stock-based compensation	4,693	4,195

Net cash used in financing activities from continuing operations	(37,930)	(43,870)

Net cash transferred (to) from discontinued operation	(593)	2,954

Effect of exchange rate changes on cash and cash equivalents	258	215

Net change in cash and cash equivalents from continuing operations	(14,843)	(45,617)
Cash and cash equivalents of continuing operations at beginning of period	65,525	81,948

Cash and cash equivalents of continuing operations at end of period	$50,682	$36,331

	Nine Months Ended September 30
	2012	2011
Supplemental disclosure of cash flow information
Cash flow from discontiued operation:
Net cash used in operating activities	$(593)	$(50)
Net cash provided by investing activities	—	3,004
Net cash transferred from (to) continuing operations	593	(2,954)
Effect of exchange rates on cash and cash equivalents	—	—
Net change in cash and cash equivalents from discontinued operations	—	—
Cash and cash equivalents of discontinued operation at beginning of period	—	—
Cash and cash equivalents of discontinued operation at end of period	$—	$—

The cash flows from the discontinued operation, as presented in the condensed consolidated statement of cash flows, relate to the operations of MicroEdge.

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of continuing operations’ operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended September 30, 2012 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$57,361	64%	$12,629	14%	$7,687

Amortization of acquired developed technology	1,894		1,894		1,894
Amortization of other acquired intangibles	—		955		955
Stock-based compensation - cost of revenues	946		946		946
Stock-based compensation - operating expenses	—		4,425		4,425
Restructuring benefit	—		(17)		(17)
Income tax adjustment for non-GAAP (1)	—		—		(2,434)

Non-GAAP	$60,201	67%	$20,832	23%	$13,456

Diluted net income per share
GAAP					$0.15
Non-GAAP					$0.26

Shares used to compute diluted net income per share					52,248

	Three Months Ended September 30, 2011 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$53,731	64%	$10,576	13%	$6,826

Amortization of acquired developed technology	1,821		1,821		1,821
Amortization of other acquired intangibles	—		960		960
Stock-based compensation - cost of revenues	909		909		909
Stock-based compensation - operating expenses	—		4,156		4,156
Investment loss	—		—		500
Restructuring charges	—		57		57
Income tax adjustment for non-GAAP (1)	—		—		(3,422)

Non-GAAP	$56,461	67%	$18,479	22%	$11,807

Diluted net income per share
GAAP					$0.13
Non-GAAP					$0.22

Shares used to compute diluted net income per share					53,625

(1)

The estimated non-GAAP effective tax rate was 35% for the three months ended September 30, 2012 and 2011, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

ADVENT SOFTWARE, INC.

RECONCILIATION OF PROJECTED CONTINUING OPERATIONS’ GAAP OPERATING INCOME %

TO NON-GAAP OPERATING INCOME %

(Preliminary and unaudited)

Advent provides projections of non-GAAP measures of its continuing operations’ operating income, which exclude certain costs, expenses, gains and losses which it believes is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our projected continuing operations’ GAAP results are made with the intent of providing management and investors a more complete understanding continuing operations’ underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

Twelve Months Ending December 31, 2012
Continuing Operations
Operating Income %

Projected GAAP	13.0 % to 13.2%

Projected amortization of acquired developed technology and other acquired intangible asset adjustment	3%
Projected stock-based compensation adjustment	6%
Projected restructuring charge adjustment	1%

Projected non-GAAP	23.0 % to 23.2%